EuroPacific Growth Fund
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 48K1 and 48K2, 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and 74U2, 74V1 and 74V2 complete answers are as follows:

Item 48K1 and K2
Advisory Contract ($000’s omitted)

K1) Maximum Asset Value	$115,000,000
K2) Maximum Fee Rate	0.3970

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$839,399
Class B	$12,697
Class C	$32,384
Class F-1	$149,238
Class F-2	$17,616
Total	$1,051,334
Class 529-A	$14,222
Class 529-B	$1,086
Class 529-C	$3,327
Class 529-E	$674
Class 529-F-1	$1,029
Class R-1	$2,511
Class R-2	$13,440
Class R-3	$98,652
Class R-4	$204,977
Class R-5	$424,157
Total	$764,075

Item 73A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.7770
Class B	$0.4095
Class C	$0.4172
Class F-1	$0.7656
Class F-2	$0.8202
Class 529-A	$0.7860
Class 529-B	$0.4546
Class 529-C	$0.4616
Class 529-E	$0.6623
Class 529-F-1	$0.8637
Class R-1	$0.5057
Class R-2	$0.4642
Class R-3	$0.6578
Class R-4	$0.7884
Class R-5	$0.9097

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,093,643
Class B	29,967
Class C	76,429
Class F-1	198,619
Class F-2	31,265
Total	1,429,923
Class 529-A	19,446
Class 529-B	2,517
Class 529-C	7,607
Class 529-E	1,098
Class 529-F-1	1,294
Class R-1	5,707
Class R-2	31,191
Class R-3	163,287
Class R-4	287,290
Class R-5	525,308
Total	1,044,745

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$25.78
Class B	$25.52
Class C	$25.21
Class F-1	$25.66
Class F-2	$25.78
Class 529-A	$25.59
Class 529-B	$25.20
Class 529-C	$25.14
Class 529-E	$25.41
Class 529-F-1	$25.57
Class R-1	$25.01
Class R-2	$25.13
Class R-3	$25.35
Class R-4	$25.37
Class R-5	$25.75